AURELIO COMPLETES NON-BROKERED EQUITY FINANCING WITH EUROPEAN INSTITUTIONAL INVESTORS

LITTLETON, COLORADO, February 25, 2008 News Release #08-04

Aurelio Resource Corporation (OTCBB : AULO, Frankfurt : F3RA) is pleased to announce that the Company has entered into a USD$1,000,000 equity financing agreement with European institutional investors ("the Investors"). The Company will issue 3,333,334 Units, with each Unit equal to one common share and one warrant; each warrant permits the holder to purchase one additional common share at $0.50/share for five years.

The parties intend that this financing will be the first tranche in a long-term strategic alliance between the Company and the Investors. The Company intends to focus on exploring and developing the wholly-owned Hill Copper-Zinc Project in Arizona, while the Investors have indicated a willingness to lead efforts to fund these work programs and general working capital requirements. The Company and the Investors are in discussions concerning the terms of such a strategic alliance.

The parties believe that an alliance of the mining expertise of the Company's management and the financial expertise and funding capacity of the Investors will prove to be a valuable long-term strategic alliance, allowing Company's management to focus on the development needs of its projects. The faith of the Investors in the proposed strategic alliance is also based on an independent assessment of the Company's precious and base metal assets.

No fees or commissions are payable in regards to this financing.

About The Company

Aurelio Resource Corporation is a mineral exploration company focused on fast-track development of its wholly-owned Hill Copper-Zinc Project, which the Company believes contains a number of low-cost, bulk-tonnage, open-pit-mineable deposits close to surface containing significant amounts of copper, zinc, silver and gold. The Company has previously announced an independent estimate of the mineralized material at the MAN Area of the Project totaling 63.8 million tons at an average grade of 0.56% copper-equivalent. Aurelio has also acquired the rights to explore, and an option to purchase, the Gavilanes gold porphyry deposit in Durango, Mexico.

On behalf of the Board of Directors of Aurelio Resource Corporation

Contacts:

Stephen Doppler Diane Dudley

President & CEO Investor Relations

303-795-3030 303-945-7273 (direct)

800-803-1371 303-945-7270 (fax)

For additional information, please visit our website (www.AurelioResource.com) and/or send an email to DianeD@AurelioResource.com.

Notice Regarding Forward Looking Statements

Statements in this news release that are not historical are forward-looking statements. Forward looking statements are statements that are not historical facts and are generally, but not always, identified by the words "expects", "plans", "anticipates", "believes", "intends", "estimates", "projects", "aims", "potential", "goal", "objective", "prospective", and similar expressions, or that events or conditions "will", "would", "may", "can", "could" or "should" occur. Information inferred from the interpretation of drilling results and information concerning mineral resource estimates may also be deemed to be forward-looking statements, as it constitutes a prediction of what might be found to be present when and if a project is actually developed. Forward-looking statements in this news release include: that our property contains a number of potentially low-cost, bulk-tonnage, open-pit-mineable deposits close to surface containing significant amounts of copper, zinc, silver and gold; the establishment of a strategic alliance and future financings.

It is important to note that the Company's actual outcomes may differ materially from those statements contained in this press release. Factors which may delay or prevent these forward looking statements from being realized include misinterpretation of data; that we may not be able to keep our qualified personnel; that funds expected to be received may not be; that our estimates of mineral resources are inaccurate; uncertainties involved in the interpretation of drilling results and other tests and the estimation of resources; that we may not be able to get equipment or labor as we need it; that we may not be able to raise sufficient funds to complete our intended exploration, purchase, lease or option payments; that our applications to drill may be denied; that weather, logistical problems or hazards may prevent us from exploration; that analysis of data cannot be done accurately and at depth; that results which we have found in any particular location are not necessarily indicative of larger areas of our property; and that despite encouraging data there may be no commercially exploitable mineralization on our properties. Readers should refer to the risk disclosures outlined in the Company's most recent Form 10-KSB and Form 10-QSB filed with the Securities and Exchange Commission.